Exhibit 99.1

DYNAVAX

DYNAVAX TECHNOLOGIES
2929 Seventh Street, Suite 100
Berkeley, CA 94710
Contacts:
Deborah A. Smeltzer	Amy Figueroa
VP Operations &	Investor Relations &
Chief Financial Officer	Corporate Communications
510-665-7222	510-665-7211
dsmeltzer@dynavax.com	afigueroa@dynavax.com

DYNAVAX ANNOUNCES FIRST QUARTER 2009 FINANCIAL RESULTS

BERKELEY, Calif. – April 28, 2009 – Dynavax Technologies Corporation (Nasdaq: DVAX) today reported financial results for the first quarter ended March 31, 2009.

Over the coming year, Dynavax intends to advance the development of its diversified pipeline of products to meaningful value inflection points while stringently managing its cash and the resources from partnerships and funding agreements. The Company is in active discussions with regulatory agencies to resolve the U.S. Food and Drug Administration’s clinical hold on HEPLISAV(TM) hepatitis B vaccine and identify an appropriate path for its approval in the United States, Europe, and the rest of the world. The Company continues to work towards clarifying the remaining regulatory and development requirements in the first half of 2009.

Dynavax reported $60.5 million in cash, cash equivalents, marketable securities and investments held by Symphony Dynamo, Inc. (SDI), collectively referred to as total cash, at March 31, 2009. This compared to $68.5 million at December 31, 2008.

Total revenues were $19.3 million for the first quarter 2009, compared to $6.3 million for the first quarter 2008. The significant increase in revenues for the first quarter 2009 was primarily attributable to the recognition of $15.5 million of non-cash deferred revenue following the announcement of the termination of the Merck & Co., Inc. collaboration for HEPLISAV. The Company expects to recognize the remaining $12.9 million of non-cash deferred revenue from this collaboration agreement in the second quarter 2009.

On a pro forma basis, including collaboration funding from SDI, revenues were $20.1 million for the first quarter 2009, compared to $7.8 million for the first quarter 2008.

Total operating expenses were $15.0 million for the first quarter 2009, compared to $19.9 million for the first quarter 2008. The decrease in operating expenses for the first quarter 2009 was primarily due to a reduction in clinical development costs associated with HEPLISAV and the discontinuation of development for the TOLAMBATM ragweed allergy program in May 2008.

On a pro forma basis, excluding the one-time and other non-cash charges for stock-based compensation and amortization of intangible assets, operating expenses were

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DYNAVAX ANNOUNCES FIRST QUARTER 2009 FINANCIAL RESULTS

April 28, 2009 Page 2 of 6

$14.2 million for the first quarter 2009, compared to $19.0 million for the first quarter 2008.

The tables included as part of this press release provide a reconciliation of GAAP revenues and operating expenses to pro forma revenues and operating expenses.

Net income was $5.1 million, or $0.13 per share, for the first quarter 2009, compared to a net loss of $12.4 million, or $0.31 per share, for the first quarter 2008. The net income for the first quarter 2009 is due to the recognition of non-cash deferred revenue and a decrease in total operating expenses.

About Dynavax

Dynavax Technologies Corporation, a clinical-stage biopharmaceutical company, discovers and develops a diversified pipeline of novel Toll-like Receptor (TLR) based product candidates. Based on Dynavax’s proprietary technologies, these products specifically modify the innate immune response to infectious, respiratory, autoimmune, and inflammatory diseases. Dynavax has partnerships with leading pharmaceutical companies such as GlaxoSmithKline, AstraZeneca, and Novartis as well as funding from Symphony Dynamo, Inc. and the National Institutes of Health. For more information visit www.dynavax.com.

Forward Looking Statements

This press release contains “forward-looking statements,” that are subject to a number of risks and uncertainties, including statements related to the nature and timing of communications with regulatory agencies regarding HEPLISAV and the Company’s projected cash position and operating results. Actual results may differ materially from those set forth in this press release due to the risks and uncertainties inherent in its business, including whether the FDA will remove the clinical hold for HEPLISAV, whether HEPLISAV can be further developed, financed or commercialized, or even if further development is permitted, that successful clinical development and regulatory approval can occur in a timely manner or without significant additional studies and difficulties or delays in development; initiation and completion of clinical trials of the Company’s other product candidates; the results of clinical trials and the impact of those results on the initiation and completion of subsequent trials and issues arising in the regulatory process; the Company’s ability to obtain additional financing to support its operations; and other risks detailed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K. The Company undertakes no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available.

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DYNAVAX ANNOUNCES FIRST QUARTER 2009 FINANCIAL RESULTS
April 28, 2009

DYNAVAX TECHNOLOGIES CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2009	2008
Revenues:
Collaboration revenue	$17,692	$ 5,774
Grant revenue	1,139	324
Service and license revenue	513	216

Total revenues	19,344	6,314

Operating expenses:
Research and development (1)	10,332	15,120
General and administrative (2)	4,424	4,571
Amortization of intangible assets	245	245

Total operating expenses (3)	15,001	19,936

Income (loss) from operations	4,343	(13,622)

Interest income	110	709
Interest expense	(15)	(1,344)
Other income (expense)	(346)	262

Net income (loss)	4,092	(13,995)

Add: Losses attributable to noncontrolling interest in SDI	1,009	1,566

Net income (loss) attributable to Dynavax	$5,101	$(12,429)

Basic and diluted net income (loss) per share attributable to Dynavax
common stockholders	$0.13	$ (0.31)
Shares used to compute basic and diluted net income (loss) per share
attributable to Dynavax common stockholders	39,889	39,785

(1)	Research and development expenses included non-cash stock-based compensation expense of $19 thousand and $0.2 million for the first quarter ended March 31, 2009 and 2008, respectively.

(2)	General and administrative expenses included non-cash stock-based compensation charges of $0.5 million for both the first quarter ended March 31, 2009 and 2008, respectively.

(3)	Total operating expenses excluding non-cash stock-based compensation charges were $14.5 million and $19.3 million for the first quarter ended March 31, 2009 and 2008, respectively.

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DYNAVAX ANNOUNCES FIRST QUARTER 2009 FINANCIAL RESULTS
April 28, 2009

DYNAVAX TECHNOLOGIES CORPORATION
RECONCILIATION OF GAAP REVENUES TO PRO FORMA REVENUES
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2009	2008

GAAP revenues	$19,344	$6,314

ADD:
Collaboration funding incurred under SDI programs	747	1,531

Pro forma revenues (1)	$20,091	$7,845

(1)	These pro forma amounts are intended to illustrate the Company’s revenues to be inclusive of collaboration funding provided for the SDI programs. The collaboration funding is reflected in the amount attributed to the noncontrolling interest in SDI in the Company’s consolidated statement of operations, but would have been reported as revenue if SDI’s results of operations were not consolidated with those of the Company.

Management of the Company believes the pro forma results are a more useful measure of the Company’s revenues because it provides investors the ability to evaluate the Company’s operations in the manner that management uses to assess the continued progress of programs funded under the SDI arrangement. These pro forma results are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from pro forma measures used by other companies.

DYNAVAX TECHNOLOGIES CORPORATION

RECONCILIATION OF GAAP OPERATING EXPENSES TO PRO FORMA OPERATING EXPENSES

(In thousands) (Unaudited)

	Three Months Ended
	March 31,
	2009	2008

GAAP operating expenses	$15,001	$ 19,936
LESS:
Stock-based compensation expense	519	661
Amortization of intangible assets	245	245

Pro forma operating expenses (2)	$ 14,237	$ 19,030

(2)	These pro forma amounts are intended to illustrate the Company’s operating expenses excluding certain non-cash charges in accordance with the financial statements that management uses to evaluate the Company’s operations. These pro forma results are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from pro forma measures used by other companies.

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DYNAVAX ANNOUNCES FIRST QUARTER 2009 FINANCIAL RESULTS
April 28, 2009

DYNAVAX TECHNOLOGIES CORPORATION
SELECTED BALANCE SHEET DATA
(In thousands)

	March 31,	December 31,
	2009	2008
Assets	(unaudited)
Cash and cash equivalents and marketable securities (1)	$60,491	$68,476
Property and equipment, net	8,600	9,510
Goodwill	2,312	2,312
Other intangible assets, net	2,014	2,259
Other assets	4,727	8,066

Total assets	$78,144	$90,623

Liabilities and stockholders’ equity
Accounts payable	$1,088	$905
Accrued liabilities	6,878	6,816
Current portion of deferred revenue	16,154	33,133
Noncurrent portion of deferred revenue	18,543	18,512
Liability from Program Option exercised under the SDI
collaboration	15,000	15,000
Other long-term liabilities	117	101
Stockholders’ equity	20,364	16,156

Total liabilities and stockholders’ equity	$78,144	$90,623

(1)	These amounts also included investments held by SDI of $23.8 million and $25.1 million as of March 31, 2009 and December 31, 2008, respectively.

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